Exhibit 99.1

NMS Communications Announces Financial Results for the Third Quarter Ended September 30, 2004

     FRAMINGHAM, Mass.--(BUSINESS WIRE)--Oct. 14, 2004--NMS Communications (NASDAQ: NMSS), a leading provider of communications technologies and solutions for enhanced services and efficient networks, today announced results for the third quarter ended September 30, 2004.
     Total revenues for the third quarter of 2004 were $25.7 million compared to $21.8 million for the corresponding quarter in 2003, an increase of 18%, and compared to $25.3 million in the second quarter of 2004, a sequential increase of 2%.
     Net income for the third quarter was $1.1 million or $0.02 per share, including a $0.6 million facilities-related charge, compared to a net loss of $6.0 million or ($0.16) per share, including restructuring charges of $3.0 million reported for the corresponding quarter of 2003, and compared to $1.0 million or $0.02 per share in the second quarter of 2004.
     Total revenues for the first nine months of 2004 were $75.3 million, an 18% increase compared to $63.7 million for the first nine months of 2003. Net income for the first nine months of 2004 was $2.8 million, or $0.06 per share, compared to a net loss of $54.2 million, or ($1.50) per share, for the first nine months of 2003.
     During the quarter, an additional $24.6 million of convertible debt was retired, leaving a balance of $19.9 million on September 30, 2004. Cash and investments balances on September 30, 2004 were $75.1 million compared to $100.7 million at the close of the previous quarter.

     Business Perspective

     "We are pleased with our accomplishments during the third quarter. We achieved significant milestones with our new product initiatives during the quarter and demand continues to build," said Bob Schechter, NMS Communications' chairman and CEO. "Initial deployments of MyCaller(TM), our first mobile service offering, have begun, with service launches set for several markets later this year. On the strength of our experience and leadership position in this area, we are winning new ringback business and are also responding to strong interest worldwide in mobile entertainment and video applications, as well as services based on community and identity. Our recently announced distribution agreement with Ericsson further strengthens our position and provides us with an important additional channel.
     "We also secured additional wins with mobile operators for AccessGate(TM), our wireless backhaul optimizer, and are in the midst of those deployments. Our value proposition of reduced costs and enhanced efficiencies in deploying new data services is attracting considerable interest from mobile operators around the world, and our partnerships with major equipment providers like Ericsson and Nortel play an important role in reaching target markets," Schechter continued.
     "Results for the quarter continue to reflect top line growth and profitability while we invest in new business initiatives. These achievements, coupled with our solid financial position, keep us on track with our goal of achieving profitable growth and value creation as we move forward," Schechter concluded.

     NMS Conference Call Web Cast

     NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. To access the Third Quarter 2004 conference call, which is scheduled for 5:00 p.m. ET today, log on to the company website at www.nmscommunications.com and click on the web cast icon in the Investor Relations section.

     About NMS Communications

     NMS Communications (Nasdaq: NMSS) is a leading provider of communications technologies and solutions for next-generation enhanced services and network infrastructure. NMS develops products that enable new mobile voice, data and video applications and improve the performance and quality of wireless networks, helping our customers grow their revenues and profits. Visit www.nmscommunications.com for more information.

     Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

     NMS Communications, MyCaller, and AccessGate are trademarks of NMS Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.


                               NMS COMMUNICATIONS
                      Consolidated Statements of Operations
                        (In $000's except per share data)
                                   (Unaudited)


                                For the Three      For the Nine
                                 Months Ended      Months Ended
                              ----------------- ------------------
                                September 30,     September 30,
                              ----------------- ------------------
                                 2004     2003     2004      2003

Revenues                      $25,693  $21,796  $75,334   $63,687

Cost of revenues                9,477    9,751   28,021    37,569
                              -------- -------- -------- ---------

Gross profit                   16,216   12,045   47,313    26,118

                                   63%      55%      63%       41%

Operating expenses:
   Selling, general and
    administrative              8,727    8,376   24,798    29,428
   Research and development     5,906    7,298   18,054    24,264
   Restructuring and
    impairment charges              -    3,014        -    25,267
                              -------- -------- -------- ---------
        Total operating
         expenses              14,633   18,688   42,852    78,959
                              -------- -------- -------- ---------

Operating income (loss)         1,583   (6,643)   4,461   (52,841)

Other income (expense), net      (453)     677   (1,611)   (1,408)
                              -------- -------- -------- ---------

Income (loss) before
 income taxes                   1,130   (5,966)   2,850   (54,249)

   Income tax (benefit)
    expense                        24        -       65       (36)
                              -------- -------- -------- ---------

Net income (loss)              $1,106  $(5,966)  $2,785  $(54,213)
                              ======== ======== ======== =========

  Basic earnings (loss) per
   common share                 $0.02   $(0.16)   $0.06    $(1.50)
                              ======== ======== ======== =========

  Weighted average basic
   shares outstanding          47,027   36,300   43,930    36,259
                              ======== ======== ======== =========

  Fully diluted earnings
   (loss) per common share      $0.02   $(0.16)   $0.06    $(1.50)
                              ======== ======== ======== =========

  Weighted average fully
   diluted shares outstanding  49,135   36,300   46,414    36,259
                              ======== ======== ======== =========


                          NMS COMMUNICATIONS
                 Condensed Consolidated Balance Sheet
                              (In $000)

                                                    Sept. 30, Dec. 31,
                                                       2004     2003
ASSETS
------
Current assets:
     Cash and cash equivalents                       $31,770  $59,917
     Marketable securities                            35,322        -
     Accounts receivable, net of allowance
      for uncollectable accounts of
      $910 and $995, respectively                     12,153    9,254
     Inventories                                       2,748    3,193
     Prepaid expenses and other current assets         6,280    4,598
         Total current assets                         88,273   76,962

Property and equipment, net of accumulated
 depreciation and amortization of $31,112 and
 $28,745, respectively                                 6,292    7,219
Long-term marketable securities                        7,974        -
Other long-term assets                                 1,615    2,147
Total assets                                        $104,154  $86,328
                                                    ========= ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Accounts payable                                      $4,219   $4,692
Accrued expenses and other liabilities                13,933   13,656
Current liabilities                                   18,152   18,348

Long-term obligations, less current portion           19,942   57,742

Stockholders' equity                                  66,060   10,238
Total liabilities and stockholders' equity          $104,154  $86,328
                                                    ========= ========


     CONTACT: NMS Communications
              Media and industry analysts:
              Pam Kukla, 508-271-1611
              Pam_Kukla@nmss.com
              or
              Financial analysts:
              William B. Gerraughty, Jr., 508-271-1209
              Bill_Gerraughty@nmss.com